SECURITY AGREEMENT

1. Identification.

This Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of October 9, 2009, is entered into by and between China Cablecom Holdings, Ltd., a British Virgin Islands company ("Debtor"), and Collateral Agents, LLC, a Delaware Limited Liability Company, as the collateral agent (the "Collateral Agent"), acting in the manner and to the extent described in the "Collateral Agent Agreement" (hereinafter defined) for the benefit of the parties identified on **Schedule A** hereto (collectively, the "Lenders"). Other capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement (as hereinafter defined).

2. Recitals.

2.1 The Lenders have made loans to Debtor (the "Loans"). It is beneficial to Debtor that the Loans were made and are being made.

2.2 The Loans are evidenced by certain promissory notes (each, as amended, restated, supplemented or otherwise modified from time to time, a "Note;" collectively, the "Notes") issued by Debtor on or about the date of this Agreement pursuant to a subscription agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Subscription Agreement") to which Debtor and the Lenders are parties. The Notes are further identified on **Schedule A** hereto and were and will be executed by Debtor as "Borrower" for the benefit of each Lender as the "Holder" thereof.

2.3 China Cablecom Ltd., a British Virgin Islands company ("Guarantor") is a wholly-owned subsidiary of Borrower. It is beneficial to Guarantor that the loans were made and are being made.

2.4 In consideration of the Loans made by the Lenders to Debtor and for other good and valuable consideration, and as security for the performance by Debtor of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to the Lenders arising under the Transaction Documents and any other written agreement between or among them (collectively, the "Obligations"), Debtor, for good and valuable consideration, the receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include all future advances by the Lenders to Debtor made pursuant to the Subscription Agreement.

2.5 The Lenders have appointed the Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about the date of this Agreement, among the Lenders and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Collateral Agent Agreement").

2.6 The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds. All Other terms not defined herein shall have the meanings attributed to them in the Subscription Agreement.

3. Grant of General Security Interest in the Collateral.

3.1 As security for the Obligations of Debtor, Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

3.2 "Collateral" shall mean all of the following property of Debtor:

(A) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all Accounts, Goods, or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing:

(i) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles, tax and duty claims and refunds, registered and unregistered patents (including, but not limited to, the patents, patents pending and applications), trademarks, service marks, certificates, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, and fixtures; Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, including but not limited to the deposit accounts identified on **Schedule B** hereto; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtor; as well as agreements or property securing or relating to any of the items referred to above;

(ii) Goods: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of goods, including, but not limited to:

(a) All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor's business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to Debtor by its customers or repossessed by Debtor and all of Debtor's right, title and interest in and to the foregoing (including all of Debtor's rights as a seller of goods);

(b) All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to, Debtor's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii) Property: All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any other personal property in or upon which Debtor has or may hereafter have a security interest, lien or right of setoff;

(iv) Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of Debtor, any computer service bureau or other third party; and

(v) Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

(B) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the following:

(i) the shares in the Guarantor representing 100% of the issued and outstanding equity ownership of Guarantor together with documents necessary to enable the transfer of such equity pursuant to Section 3.3 below, and any shares, partnership interests, member interests or other equity interests at any time and from time to time acquired by Debtor of any and all entities now or hereafter existing (Guarantor and such entities, being hereinafter referred to collectively as the "Pledged Issuers") including but not limited to, 100% of the equity ownership of each Pledged Issuer, the certificates (if any) representing such shares, partnership interests, member interests or other interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests (all of which, if not already in the possession of Collateral Agent, will be delivered to Collateral Agent upon execution of this Agreement);

(ii) all additional shares, partnership interests, member interests or other equity interests from time to time acquired by Debtor, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

(iii) all security entitlements of Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

(C) Collateral shall not include the items described on **Schedule C** hereto.

3.3 The Collateral Agent is hereby specifically authorized, upon and during the continuation of an "Event of Default" (hereinafter defined) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action reasonably deemed advisable by the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4. Perfection of Security Interest.

4.1 The Collateral Agent is instructed to prepare and file, at Debtor's cost and expense, financing statements in such jurisdictions deemed advisable to the Collateral Agent, including, but not limited to the State of New York, Washington, D.C., and the British Virgin Islands. The financing statements are deemed to have been filed for the benefit of the Collateral Agent.

4.2 All certificates and instruments constituting Collateral from time to time required to be pledged to the Collateral Agent pursuant to the terms hereof (the "Additional Collateral") shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of Debtor. All such certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Collateral Agent. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtor shall cause the Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, register the details of this Agreement and the security interest granted herein on the share register of the Pledged Issuer, in

accordance with the law of such Pledged Issuer's jurisdiction of formation, or cause each issuer of such securities to agree that it will comply with the instructions originated by the Collateral Agent with respect to such securities without further consent by Debtor, in each case as required under applicable law to pledge such Collateral to the Collateral Agent (or its custodian, nominee or other designee). If any Collateral consists of security entitlements, Debtor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by Debtor.

4.3 Within five (5) Days after the receipt by Debtor of any Additional Collateral, a "Pledge Amendment" duly executed by Debtor, in substantially the form of Annex I hereto, shall be delivered to the Collateral Agent in respect of the Additional Collateral to be pledged pursuant to this Agreement. Debtor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Collateral.

4.4 If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any: (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise; (iii) dividends payable in cash or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from Debtor's other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations. Notwithstanding anything to the contrary set forth herein except during the occurrence and continuance of (a) an Event of Default, or (b) an event which with the passage of time or the giving of notice could become an Event of Default, Debtor shall be entitled to collect and receive for its own use cash dividends paid on the Collateral.

4.5 Collateral in the possession of the Collateral Agent shall be deemed held by the Collateral Agent on behalf of the Lenders hereunder pursuant to the terms of an Intercreditor Agreement (the "Intercreditor Agreement"), by and among the Collateral Agent, each holder of Notes, each holder of Junior Secured Notes, and each holder of Unsecured Notes, which Intercreditor Agreement has been or is being entered into in order to among other things, establish such parties relative rights in the Collateral and vis-à-vis the Debtor (an "Intercreditor Agreement").

5. Distribution.

5.1 So long as an Event of Default does not exist, Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral.

5.2. At any time an Event of Default exists or has occurred and is continuing and has not been cured, all rights of Debtor, upon notice given by the Collateral Agent, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.1, shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting power and receive such payments.

5.3 All dividends, distributions, interest and other payments which are received by Debtor contrary to the provisions of Section 5.2 shall be received in trust for the benefit of the Collateral Agent as security and Collateral for payment of the Obligations and shall be segregated from the other funds of Debtor, and shall be forthwith paid over to the Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

6. Further Action By Debtor; Covenants and Warranties.

6.1 Subject to the completion of any action required by applicable law to perfect Collateral Agent's liens and security interests, Collateral Agent at all times shall have a perfected security interest in the Collateral. Debtor represents that it has and will continue to have full exclusive title to the Collateral free from any liens, leases, encumbrances, judgments or other claims, except those in favor of Collateral Agent, subject to Permitted Liens. Subject to the completion of any action required by applicable law to perfect Collateral Agent's liens and security interests, the Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior security interest in favor of Collateral Agent. Debtor will do all reasonable acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time, to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Collateral Agent's security interests therein.

6.2 Except in connection with sales of Collateral (a) in the ordinary course of business, (b) for fair value and in cash on ten business days prior notice to Collateral Agent, or (c) which Collateral is substituted by assets of identical or greater value (subject to the consent of the Collateral Agent) or which is inconsequential in value, Debtor will not sell, transfer, assign or pledge those items of the Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of the Collateral Agent other than a transfer of the Collateral to a wholly-owned United States or British Virgin Islands formed and located subsidiary on prior notice to the Collateral Agent, and provided such transferred Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that the Collateral Agent consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of the Collateral Agent and the Collateral Agent shall execute such documents (including, without limitation, releases and termination statements) as may be required by Debtor to evidence or effectuate the same.

6.3 Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow the Collateral Agent or its representatives free and complete access to the Collateral and all of Debtor's records which in any way relate to the Collateral, for such inspection and examination as the Collateral Agent reasonably deems necessary.

6.4 Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of the Collateral Agent and the Lenders hereunder, and, other than with respect to the valid claims and demands of the holders of Permitted Liens, the Collateral against the claims and demands of all other persons.

6.5 Debtor will promptly notify the Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any material part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to materially and adversely affect or impair any of the rights of the Collateral Agent under this Security Agreement in any material respect.

6.6 Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated. Debtor shall make the Collateral Agent a loss payee thereon to the extent of its interest in the Collateral. The Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that the Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by the Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

6.7 The Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor upon Debtor's failure to do so. All amounts expended by the Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to the Collateral Agent upon demand.

6.8 Upon the request of the Collateral Agent, Debtor will furnish to the Collateral Agent within five (5) Business Days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to the Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by the Collateral Agent of this Security Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by Debtor, if any, to be endorsed in form satisfactory to the Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to the Collateral Agent within ten (10) Business Days after request therefor by the Collateral Agent.

6.9 Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

6.10 Debtor shall cause each Subsidiary of such Debtor in existence on the date hereof and each Subsidiary not in existence on the date hereof to execute and deliver to the Collateral Agent promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof: (A) a guaranty guaranteeing the Obligations in substantially the same form as the "Guaranty" provided by Guarantor at or about the date hereof; and (B) if requested by the Collateral Agent, a security and pledge agreement substantially in the form of this Agreement together with: (x) certificates evidencing all of the capital stock of each Subsidiary of and any entity owned by such Subsidiary; (y) undated stock powers executed in blank with signatures guaranteed; and (z) such opinion of counsel and such approving

certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares; and (C) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Obligations. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any other corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of: (a) its outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity; (b) in the case of a partnership or limited liability company, its interest in the capital or profits of such partnership or limited liability company; or (c) in the case of a trust, estate, association, joint venture or other entity, its beneficial interest in such trust, estate, association or other entity business is owned directly by such entity. As of the date of this Agreement, the Guarantor is the only Subsidiary of Debtor.

7. Name Change/Address Change. Debtor agrees to notify Collateral Agent not later than fifteen (15) Business Days after the effectuation of a name change of Debtor or any Subsidiary or the change of location of any material Collateral.

8. Power of Attorney.

At any time an Event of Default has occurred and is continuing, Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

9. Performance By The Collateral Agent.

If Debtor fails to perform any material covenant, agreement, duty or obligation under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Section 13.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto; such rights, remedies and powers being solely for the protection of the Collateral Agent.

10. Event of Default.

An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any material event of default as defined and described in this Agreement, in the Notes, the Subscription Agreement, other Transaction Documents, and any other agreement to which Debtor and Lenders are parties. Upon and during the continuance of any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of the Collateral, as provided below. A default by Debtor of any of its material obligations pursuant to this Agreement and any of the Transaction Documents shall be an Event of Default hereunder and an "Event of Default" as defined in the Notes and the Subscription Agreement.

11. Disposition of Collateral.

Upon and after any Event of Default which is then continuing and after the applicable cure period, if any:

11.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code now and then in effect in the State of New York.

11.2 If any notice to Debtor of the sale or other disposition of the Collateral is required by then applicable law, at least ten (10) Business Days prior written notice (which Debtor agrees is reasonable notice within the meaning of Section 9-612(a) of the Uniform Commercial Code as in effect in the State of New York) shall be given to Debtor of the time and place of any sale of the Collateral which Debtor hereby agrees may be by private sale to unaffiliated third parties. The rights granted in this Section are in addition to any and all rights available to the Collateral Agent under the Uniform Commercial Code.

11.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales of securities made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

11.4 All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of the Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Section 13.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Debtor shall be entitled to the prompt return of all of the Collateral, including cash, which has not been used or applied toward the payment of the Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of the Collateral by the Collateral Agent to Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender's pro rata portion of the purchase price with sums owed to such Lender by Debtor arising under the Obligations but not in excess of the amount that would be otherwise distributed to such Lender pursuant to this Section 11.4.

12. Waiver of Automatic Stay. Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or the Lenders may be entitled under the Note, Subscription Agreement, Guaranty and any other agreement to which Debtor, the Lenders or the Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Debtor EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, Debtor EXPRESSLY ACKNOWLEDGES

AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. Debtor hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with its counsel.

13. Miscellaneous.

13.1 Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys' fees, reasonable legal expenses and reasonable brokers' fees, which the Collateral Agent may incur in connection with the: (a) sale, collection or other enforcement or disposition of the Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon any breach or threatened breach; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

13.2 Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

13.3 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon

actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Debtor:	China Cablecom Holdings, Ltd. Unit 3309-3310, 1 Grand Gateway 1 Hongqiao, Shanghai 200030, PRC Attn: Pu Yue, CEO Fax: (917) 591-8839
With a copy by fax only to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell S. Nussbaum, Esq. Fax: (212) 202-7829
To Lenders:	To the addresses and telecopier numbers set forth on **Schedule A**
To the Collateral Agent:	Collateral Agents, LLC 111 West 57th Street, Suite 1416 New York, NY 10019 Attn: General Counsel Fax: (212) 245-9101

If to Debtor, Lender or Collateral Agent,
with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

13.4 Term; Binding Effect. This Agreement shall: (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.

13.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

13.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against Debtor with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction

of the aforesaid courts. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the exclusive jurisdiction of such courts and hereby irrevocably waive trial by jury. Debtor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.7 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

13.8 Counterparts/Execution. This Agreement may be executed in any number of identical counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile or other electronic transmission.

14. Intercreditor Terms. As between the Lenders, any distribution under Section 11.4 shall be made proportionately based upon the remaining principal amount (plus accrued and unpaid interest) to each as to the total amount then owed to the Lenders as a whole. The rights of each Lender hereunder are pari passu to the rights of the other Lenders hereunder. Any recovery hereunder shall be shared ratably among the Lenders according to the then remaining principal amount owed to each (plus accrued and unpaid interest) as to the total amount then owed to the Lenders as a whole.

15. Termination; Release. When the Obligations have been indefeasibly paid and performed in full, this Agreement shall terminate and the Collateral Agent, at the request and sole expense of Debtor, will execute and deliver to Debtor the proper instruments (including UCC termination statements) acknowledging the termination of the Security Agreement and duly assign, transfer and deliver to Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, including, without limitation, Securities and any Additional Collateral, as may be in the possession of the Collateral Agent.

16. Collateral Agent.

16.1 Collateral Agent Powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Lenders) in the Collateral and shall not impose any duty on it to exercise any such powers.

16.2 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; *provided, however*, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral

if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default and after the applicable cure period, if any, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"
CHINA CABLECOM HOLDINGS, LTD.
a British Virgin Islands company

By: ______________________

Its: ______________________

"COLLATERAL AGENT"
COLLATERAL AGENTS, LLC

By: ______________________

Its: ______________________

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"
CHINA CABLECOM HOLDINGS. LTD.
a British Virgin Islands company

By: ______________________________

Its: ______________________________

"COLLATERAL AGENT"
COLLATERAL AGENTS, LLC

By: Robert Schecter

Its: CEO

SCHEDULE A TO SECURITY AGREEMENT

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
ALLEN B MONS	150,000	27075 NORTHWOODS LN LIBERTYVILLE IL 60048-9401 Fax: 847-688-0477
ANDRES KEICHIAN	50,000	10207 MEMORIAL DR HOUSTON TX 77024-3212 Fax: 713-218-9447
ART KLEPPEN KIMBERLY KLEPPEN JT TEN	50,000	3501 C STREET NE AUBURN WA 98002-1702 Fax: 253-939-1746
BALFOUR HOLLOW LLC	50,000	97 BALFOUR DR WEST HARTFORD CT 06117-2936 Fax: 860-521-4209
BANTRY BAY VENTURES, LLC	400,000	40 WOODLAND ST. HARTFORD, CT 06105 Fax: 860-727-5780
BARBARA S. ELLIS 2003 TRUST, 06/27/2003 UAD 06/27/03	50,000	OVERMANNSTRASSE 32 LIPPSTADT GERMANY, 59555 Fax: 49-2941-968-6516
BRADLEY ANESTHESIOLOGY PC PROFT SHARING PLAN & TST WILLIAM L BRADLEY TTEE ATTN WILLIAM BRADLEY	50,000	315 TURNPIKE ROAD MT PLEASANT PA 15666-2547 Fax: 724-626-2498
BRENT PAULGER SHARISSA PAULGER JT TEN	50,000	2001 DOVER LUBBOCK TX 79407-2017 Fax: Not provided
BRUCE BROWNE PATRICIA A. BROWNE JT TEN	100,000	1199 PACIFIC HWY UNIT 3601 SAN DIEGO CA 92101-8426 Fax: 619-477-1897
BRUCE WALKER RAVENEL III	300,000	1265 CARRIAGE HILL CT FRANKTOWN CO 80116-8903 Fax: 303-496-6364
BRUCE WAPEN	75,000	969-G EDGEWATER BLVD 807 FOSTER CITY CA 94404-3760 Fax: 650-577-0191
CHADDS FORD LTD.	50,000	4454 WAYSIDE DR. NAPLES, FL 34119 Fax: 239-592-1263
CHARDAN SPAC ASSET MANAGEMENT, LLC	700,000	18 FIELDSTONE CT. NEW CITY, NY 10956 Fax: 845-709-6065

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
DARREL LEE KLOECKNER	50,000	14601 MORGAN AVE N MARINE ST CRX MN 55047-9671 Fax: 651-433-5349
DAVID M ANTHOPOULOS KAREN B SHAPIRO JT TEN	50,000	1665 OAK KNOLL AVE SAN MARINO CA 91108-1775 Fax: Not provided
DAVID M CARVER ATTN PINNACLE HOLDING ENTERPRISE	50,000	3320 NORTH BUFFALO, SUITE 205B LAS VEGAS NV 89129-7436 Fax: 702-639-0800
DEEPAK MUNJAL	50,000	5009 GRAYHAWK LANE DUBLIN CA 94568-7766 Fax: 925-415-2441
DOUGLAS N. WOODRUM	200,000	139 GILMARTIN DR. TIBURON, CA 94920 Fax: 415-789-5076
ELIZABETH RICHARDS	100,000	2525 ARAPAHOE E4-332 BOULDER CO 80302-6720 Fax: Not provided
EVAN GENACK	130,000	533 READS LN. FAR ROCKAWAY, NY 11691 Fax: 718-868-2006
F. BRENT MAY PS PLAN FBO F BRENT MAY	100,000	127 NE EADS ST NEWPORT OR 97365-2840 Fax: 541-574-6405
GOSE INVESTMENTS LLC	75,000	2243 KAUHANA STREET HONOLULU HI 96816-3054 Fax: Not provided
GRAMERCY 87 LLC ATTN WAIN WHITE	50,000	7008 CROSS HOOK COURT SUMMERFIELD NC 27358-9507 Fax: 336-387-2501
HARDING FAMILY TRUST DTD 08/29/2005 UAD 08/29/05 TOM HARDING & MARY HARDING TTEES	50,000	5081 SWIFT RD SHINGLE SPGS CA 95682-5126 Fax: Not provided
HARRY KATZ	700,000	76-19 171ST ST FLUSHING, NY 11366 Fax: 718-886-3410
HEIDI W KIENE KEVIN KIENE JT TEN	100,000	4275 PALOMINO CIRCLE RENO NV 89519-2939 Fax: Not provided
HERSCHEL HUNTER TRUST UAD 11/30/88 HERSCHEL HUNTER TTEE	50,000	115 STATE ROUTE 13 MARISSA IL 62257-1715 Fax: 618-222-1572

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
HOKE LIVING TRUST UAD 04/19/02 STEVE HOKE & COLLEEN HOKE TTEES	50,000	11909 73RD PLACE NE KIRKLAND WA 98034-2429 Fax: 425-650-6884
INGRAM LIVING TRUST DATED 11/02/2005 UAD 11/02/05	50,000	4001 STONE CANYON AVENUE SHERMAN OAKS CA 91403- 4542 Fax: 818-789-1075
IRA FBO ALMA D ARTHUR PERSHING LLC AS CUSTODIAN	100,000	10724 WATERBURY DR STOCKTON CA 95209-4212 Fax: Not provided
IRA FBO BENSON ARAKI PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	100,000	94-615 KUPUOHI ST STE 206 WAIPAHU HI 96797-5329 Fax: 808-688-2345
IRA FBO BERT HUNTSINGER PERSHING LLC AS CUSTODIAN	100,000	13803 WERTH ROAD HERMOSA SD 57744-5027 Fax: Not provided
IRA FBO DIANE SPOLUM PERSHING LLC AS CUSTODIAN	250,000	821 SOUTHWOOD DR S FARGO ND 58103-6019 Fax: Not provided
IRA FBO DONALD FAGEN PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	200,000	8 E 92ND ST APT. #2 NEW YORK NY 10128-0621 Fax: 845-679-3468
IRA FBO FRANK L BONDS JR PERSHING LLC AS CUSTODIAN	50,000	PO BOX S FLORA MS 39071-1803 Fax: 601-879-0043
IRA FBO GEORGE MADARAZ PERSHING LLC AS CUSTODIAN	75,000	4226 KENYON AVE LOS ANGELES CA 90066-6125 Fax: 310-452-2552
IRA FBO JAMES A TAMBORELLO PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	75,000	2302 ANACAPA ST SANTA BARBARA, CA 03105- 3508 Fax: Not provided
IRA FBO JERRY MCWILLIAMS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	75,000	1831 28TH AVE S APT 375 HOMEWOOD AL 35209-2699 Fax: 205-969-3930
IRA FBO KENNETH HENRY NASS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	125,000	3305 NO. 80TH STREET OMAHA NE 68134-4909 Fax: Not provided

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
IRA FBO MARK STEFANELLI PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	50,000	1600 N. WAHANNA RD SEASIDE OR 97138-7893 Fax: Not provided
IRA FBO MARYANN MIGAS PERSHING LLC AS CUSTODIAN	50,000	975 SPRINGVIEW CIRCLE SAN RAMON CA 94583-4719 Fax: Not provided
IRA FBO RALPH DALE EDSON PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	100,000	26539 TURNSTONE CT VALENCIA CA 91355-3506 Fax: Not provided
IRA FBO ROBERT STEPHEN ADAMS PERSHING LLC AS CUSTODIAN	200,000	819 S WHITEHALL CIRCLE FLORENCE SC 29501-8927 Fax: 843-777-7754
IRA FBO TIM NASS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	50,000	19923 GEORGE B LAKE PKWY OMAHA NE 68130-5092 Fax: 402-898-1370
IRA FBO WILLIAM F BAKER PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	75,000	1802 ABERDEEN LUBBOCK TX 79416-5512 Fax: 806-796-7365
IROQUOIS MASTER FUND LTD.	500,000	641 LEXINGTON AVE. 26TH FLOOR NEW YORK, NY 10022 Fax: 212-207-3452
JACK FELDSHER	50,000	875 SKYLAND DR SIERRA MADRE CA 91024-1340 Fax: 626-969-1354
JAMES A PETERSON	50,000	121 ALTA AVE PIEDMONT CA 94611-3448 Fax: 510-547-5549
JAMES A SHEAHAN MELODY K SHEAHAN JT TEN	50,000	29711 133RD PLACE SE MONROE WA 98272-9598 Fax: Not provided
JAMES V. BACON TRUST DTD 09/14/1995 UAD 09/14/95	275,000	1446 NORTON AVENUE GLENDALE CA 91202-1424 Fax: 818-243-9011
JAYHAWK PRIVATE EQUITY CO-INVEST FUND, LP	188,952	930 TAHOE BLVD., 802-281 INCLINE VILLAGE, NV 89451 Fax: 866-832-1238
JAYHAWK PRIVATE EQUITY FUND II, LP	2,610,000	930 TAHOE BLVD., 802-281 INCLINE VILLAGE, NV 89451 Fax: 866-832-1238
JAYHAWK PRIVATE EQUITY FUND, LP	3,001,048	930 TAHOE BLVD., 802-281 INCLINE VILLAGE, NV 89451 Fax: 866-832-1238

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
JOEL SCHECHTER	100,000	200 E 61ST APT10AB NEW YORK NY 10065-8550 Fax: Not provided
JOHN PRENTICE BARKER	50,000	519 LONDONDERRY DRIVE LUMBERTON NC 28358-8320 Fax: Not provided
JOHN TRESEMER	100,000	PO BOX 6 DARBY MT 59829-0006 Fax: Not provided
JOSEPH JOHN TRIOLO	100,000	115 PONYTAIL LANE TANEYTOWN MD 21787-1545 Fax: Not provided
JOSEPH MCCARTHY MIKI MCCARTHY COMM PROP WROS TOD DTD 12/09/2008	50,000	5374 VIA MORENA YORBA LINDA CA 92886-5007 Fax: 323-315-1195
KATHRYN HACKER RICHARD HACKER JT TEN	50,000	2900 18TH FAIRWAY DRIVE BELLEVILLE IL 62220-4840 Fax: 618-222-1572
KENT SCOTT LAURA SCOTT JT TEN	50,000	2196 HIGHWAY 34 MOSINEE MOSINEE WI 54455 Fax: 715-457-4633
KEVIN MOORE	50,000	4601 ISLAND DR MIDLAND TX 79707-1406 Fax: 1-800-957-9837
KINGSBROOK OPPORTUNITIES MASTER FUND LP	350,000	C/O KINGSBROOK PARTNERS LP 590 MADISON AVE, 27TH FL NEW YORK , NY 10022 Fax: 212-600-8240
KK SWOGGER ASSET MANAGEMENT	75,000	4211 WATERS EDGE COVE AUSTIN TX 78731-5139 Fax: 512-494-4146
KURTZ-WALSH FAMILY TRUST UAD 05/24/01	50,000	831 LIBERTY ST ASHLAND OR 97520-3142 Fax: Not provided
LFT, LLC (TOM LUND)	150,000	4001 TAMIAMI TRAIL N SUITE 350 NAPLES, FL 34103 Fax: 239-213-1940
LOWELL CERISE	50,000	56 WHITING ROAD SALMON ID 83467-5276 Fax: Not provided
M CARL RICE ELLEN HYDE RICE COMM PROP	50,000	1030 KINGS HWY SHREVEPORT LA 71104-2932 Fax: 318-222-6063

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
MARK GUBASH JULIANNE GUBASH JT TEN	50,000	1380 25TH ST HOULTON WI 54082-2212 Fax: Not provided
MARK STERIN	100,000	16115 NE 49TH COURT REDMOND WA 98052-7003 Fax: 425-881-8765
MARY NEIBERG	200,000	3600 CERRILLOS RD STE 406 A/B SANTA FE NM 87507-2612 Fax: Not provided
MICHAEL BALDWIN	50,000	1001 BROWNS WOODS DR WDM IA 50265-8360 Fax: 515-241-8867
MICHAEL FLEISCHER	50,000	26 OAK STREET TENAFLY NJ 07670-2717 Fax: 201-227-1481
MICHAEL H. WEISS	360,000	25 BRIARWOOD LN LAWRENCE, NY 11559 Fax: 516-569-7412
MICHAEL J HANRATTY LYNSAY F HANRATTY TEN ENT	125,000	4N369 FOXFIELD DRIVE ST CHARLES IL 60175-7901 Fax: 773-342-7540
MICHAEL LOURIS	50,000	1230 SAN TOMAS AQUINO APT 223 SAN JOSE, CA 95117 Fax: 408-273-6590
MOMBASSA IRREVOCABLE UNITRUST UAD 03/10/93	100,000	PO BOX 6 DARBY MT 59829-0006 Fax: Not provided
MORRIS & DEVORA SMITH	360,000	195 WILDACRE AVE LAWRENCE, NY 11559 Fax: 516-239-5393
NEXTVIEW CAPITAL, LP	650,000	95 REVERE DRIVE, SUITE A NORTHBROOK , IL 60062 Fax: 847-559-5807
NORMAN S KRAMER LINDA L KRAMER JT TEN	100,000	4536 DONLON RD SOMIS, CA 93066-9618 Fax: 805-386-3479
NORTH MILITARY LTD.	500,000	4454 WAYSIDE DR. NAPLES, FL 34119 Fax: 239-592-1263
OBJECTIVE INVESTMENTS LLC	50,000	7500 MAGNOLIA DR. NEDERLAND, CO 80466 Fax: 815-572-8042

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
PAUL P ULRICH DEBORAH A DEAN JT TEN	50,000	56 CROOKED AVE SAN ANSELMO CA 94960-2378 Fax: Not provided
PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.	5,000,000	152 WEST 57TH ST, 4TH FL NEW YORK, NY 10019 Fax: 212-582-2424
POINT AUX CHENES, LLC	50,000	11017 POINT AUX CHENES RD OCEAN SPRINGS MS 39564-0618 Fax: 228-875-8397
POM INVESTMENTS LLC	125,000	387 AVENUE I BOULDER CITY NV 89005-2623 Fax: 702-294-7758
QM FARMS INC	50,000	23277 COUNTY RD #780 BEARNIE MO 63822 Fax: 573-293-5398
QUINCY MURPHY INC	100,000	23277 COUNTY ROAD 780 BERNIE MO 63822-7238 Fax: 573-293-5398
REISNER MILLENNIUM INVESTMENTS L	50,000	27141 SHENANDOAH DR LAGUNA HILLS CA 92653-5842 Fax: 949-916-9644
RICHARD POTAPCHUK	300,000	259 FRANKLIN BLVD LONG BEACH NY 11561-3740 Fax: 212-308-2597
ROCKMORE INVESTMENT MASTER FUND LTD.	350,000	P.O BOX HM528 73 FRONT STREET HAMILTON HM CX BERMUDA Fax: 212-258-2315
ROSENBROCK EXEMPTION TRUST DTD 03/27/2004 UAD 03/27/04	150,000	110 W. BELLEVUE AVENUE SAN MATEO CA 94402-1142 Fax: Not provided
RUSSELL PARKER & SUE PARKER JTWROS	100,000	19782 CAPRICE DRIVE YORBA LINDA CA 92886-4409 Fax: Not provided
SCHEIN VENTURES LLC	50,000	524 CLUBHOUSE RD WOODMERE NY 11598-1902 Fax: Not provided
SELWYN ADELSON	50,000	19 KENNERY ISLAND DRIVE PLETTENBERG BAY,6600, SOUTH AFRICA Fax: 044-533-5729
SEP FBO AJAY KALRA PERSHING LLC AS CUSTODIAN	50,000	639 W. 9TH ST SAN PEDRO CA 90731-3107 Fax: 310-831-5728

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
SEP FBO JAMES BROWN PERSHING LLC AS CUSTODIAN	75,000	11321 CAMINO DEL SOL AGUA DULCE SANTA CLARITA CA 91390-2893 Fax: 661-268-1998
SLOANE BOUCHEVER DANIELLE BOUCHEVER JT TEN	100,000	8258 S LONGBAR RANCH PL VAIL AZ 85641-8954 Fax: 866-855-0224
SOUNDPOST CAPITAL LP	1,500,000	405 PARK AVE., 6TH FLOOR NEW YORK, NY 10022 Fax: 646-536-2734
SOUTH FERRY #2 LP	1,000,000	1 STATE STREET PLAZA 29TH FLOOR NEW YORK, NY 10004 Fax: 212-363-8459
STEPHEN P MCCARRON	50,000	3416 MCKINLEY ST. NW WASHINGTON DC 20015-2512 Fax: 202-364-2731
STEVEN OLIVEIRA ROTH IRA	5,300,000	18 FIELDSTONE CT. NEW CITY, NY 10956 Fax: 845-709-6065
THE ALEXANDER GALUZ AND YANA GALUZ JT LIVING TST UAD 08/24/05	150,000	2963 TIFFANY CIRCLE LOS ANGELES CA 90077-1720 Fax: 310-788-9066
THE ANITA BERWIND WELCH REV TRUS UAD 12/05/05	200,000	1356 HIBISCUS ST CLEARWATER FL 33755-3405 Fax: 727-298-8183
THE GOLDSCHLAGER FAMILY TRUST UAD 06/24/04 ARNOLD WILLIAM GOLDSCHLAGER & NORMA GOLDSCHLAGER TTES	50,000	480 MOSELEY RD HILLSBOROUGH CA 94010-6716 Fax: 650-342-3490
THE MEISTER NON-EXEMPT MARITAL TRUST UAD 11/17/83 BARBARA S MEISTER TTEE	300,000	1369 BEACHMONT ST VENTURA CA 93001-4225 Fax: Not provided
THE NORTH MID-VALLEY FAMILY TRUST A UAD 11/22/91 VALENE MCINTYRE POSEY TTEE	150,000	6 LAKESHORE TERRACE CHICO CA 95928-3914 Fax: 530-345-3881

Lenders	Principal Amount of Senior Secured Note	Address & Telecopier Number
THE ROBERT K HEIMANN LIVING TRUST UAD 07/24/01 ROBERT K HEIMANN TTEE FBO ROBERT K HEIMANN	50,000	181 INDIAN SHADOWS DRIVE MARYVILLE TN 37801-1547 Fax: 865-856-0099
THE WOMEN AND CHILDREN'S HOPE FOUNDATION	50,000	8258 S LONGBAR RANCH PL VAIL AZ 85641-8954 Fax: 866-855-0224
TIMOTHY M WEAVER	450,000	9450 METCALF RD WAITE HILL OH 44094-9716 Fax: Not provided
TIMOTHY R. CRANE TRUST DATED 12/06/2004 UAD 12/06/04	50,000	24615 PARK MIRAMAR CALABASAS CA 91302-1455 Fax: 310-388-1075
TOM J MCDONALD CREDIT TRUST UAD 11/25/98 LISA MCDONALD & C SCOTT MCDONALD & MAXINE HEMPFLING TTEES	50,000	320 N CHURCH STREET POSEYVILLE IN 47633-9040 Fax: 812-874-1950
WALTER FRIESEN	150,000	3824 EVANSTON AVENUE NORTH #3 SEATTLE WA 98103-9322 Fax: Not provided
WHITE PINE PRODUCTIONS DEFINED BENEFIT PENSION PLN	50,000	2324 LA MESA DRIVE SANTA MONICA CA 90402-2331 Fax: Not provided
WILEY FAMILY LIVING TRUST UAD 07/19/95	50,000	1093 ROSE DR NAPA CA 94558-3809 Fax: Not provided
WILLIAM T PFLANZE	150,000	3840 KEOWEE AVE KNOXVILLE TN 37919-7714 Fax: 865-305-9328
XEL INC.	250,000	19 JANES LANE LLOYD HARBOR, NY 11743 Fax: 631-425-2722
TOTAL:	**33,000,000**	

SCHEDULE B TO SECURITY AGREEMENT

DEPOSIT ACCOUNTS

Deposit account number YR500088 in the name of China Cablecom Holdings Ltd., held at UBS AG , Stamford, CT, ABA Number: 026007993

SCHEDULE C TO SECURITY AGREEMENT

All Collateral located within the People's Republic of China.

ANNEX I

TO

SECURITY AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated _________ __ 200_, is delivered pursuant to Section 4.3 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated September ___, 2009, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Collateral Agent and become part of the Collateral referred to in such Security Agreement and shall secure all of the Obligations referred to in such Security Agreement.

Name of Issuer	Number of Shares	Class	Certificate Number(s)

CHINA CABLECOM HOLDINGS, LTD.

By: ______________________________